Exhibit 5.1

January 24, 2017

Cascadian Therapeutics, Inc.

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by Cascadian Therapeutics, Inc., a Delaware corporation (the “Company”), of an indeterminate number of shares of common stock of the Company (“Common Shares”) with an aggregate offering price not to exceed $15,262,090, pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1) the Company’s Amended and Restated Certificate of Incorporation, as amended, certified by the Delaware Secretary of State on January 24, 2017 (as amended, the “Restated Certificate”);

(2) the Company’s Bylaws, as amended, certified by the Company’s Secretary on January 24, 2017 (as amended, the “Bylaws”);

(3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4) the preliminary prospectus and preliminary prospectus supplements prepared in connection with the Registration Statement (collectively, the “Prospectus”);

(5) Minutes of meetings and actions by written consent of the sole incorporator, the Company’s board of directors (the “Board”) or a committee thereof, and the Company’s stockholders that are contained in the Company’s minute books that have been provided to us by the Company, including, without limitation, the meetings and actions by written consent at which, or pursuant to which, resolutions were adopted approving the Certificate of Incorporation and the Bylaws.

Cascadian Therapeutics, Inc.

January 24, 2017

(6) the minutes of meetings of the Board held on December 4, 2014 and January 13, 2017 and the Pricing Committee of the Board held on January 23, 2017 and January 24, 2017, approving the Registration Statement and the sale and issuance of the Common Shares;

(7) a certificate from the Company’s transfer agent dated January 23, 2017 verifying the number of the Company’s issued and outstanding shares of capital stock as of January 20, 2017;

(8) a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware, dated January 24, 2017, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Delaware Certificate of Good Standing”); and

(9) a certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any document referenced in clauses (5) and (6) above to us.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Common Shares, there will not have occurred any change in the law or the facts affecting the validity of the Common Shares.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of Washington, and (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto as in effect on the date hereof.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the opinion that when the Common Shares are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the resolutions adopted by the Board, then such Common Shares will be validly issued, fully paid and nonassessable.

Cascadian Therapeutics, Inc.

January 24, 2017

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Sincerely,

/s/ Fenwick & West LLP

FENWICK & WEST LLP